CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

WELLS FARGO BANK N.A.,

Servicer, Master Servicer and Trust Administrator,

BANK OF AMERICA, NATIONAL ASSOCIATION

Servicer,

UNIVERSAL MASTER SERVICING, LLC.,

Servicer,

SELECT PORTFOLIO SERVICING, INC.,

Servicer, Special Servicer, and Modification Oversight Agent

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

SERIES SUPPLEMENT DATED AS OF SEPTEMBER 1, 2007

TO

STANDARD TERMS OF POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2007

relating to

CSMC MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-6

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

6

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND

WARRANTIES

24

SECTION 2.01

Conveyance of Trust Fund.

24

SECTION 2.02

Acceptance by the Trustee.

24

SECTION 2.03

Representations and Warranties of the Seller, Master Servicer, the

Modification Oversight Agent and Servicers.

25

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.  25

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

25

SECTION 2.06

Issuance of Certificates.

25

SECTION 2.07

REMIC Provisions.

25

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

31

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

32

ARTICLE IV PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

32

SECTION 4.01

Priorities of Distribution.

32

SECTION 4.02

Allocation of Losses.

35

SECTION 4.03

Recoveries.

35

SECTION 4.04

Monthly Statements to Certificateholders.

36

SECTION 4.05

Servicers and Master Servicer to Cooperate.

37

SECTION 4.06

[Reserved]

37

SECTION 4.07

[Reserved]

37

SECTION 4.08

[Reserved]

37

SECTION 4.09

[Reserved]

37

SECTION 4.10

[Reserved]

37

SECTION 4.11

Deposit of Uncertificated REMIC Interests.

37

ARTICLE V ADVANCES BY THE MASTER SERVICER AND SERVICERS

38

ARTICLE VI THE CERTIFICATES

39

SECTION 6.01

The Certificates.

39

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

40

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

45

SECTION 6.04

Persons Deemed Owners.

46

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

46

SECTION 6.06

Maintenance of Office or Agency.

46

SECTION 6.07

Book-Entry Certificates.

46

SECTION 6.08

Notices to Clearing Agency.

46

SECTION 6.09

Definitive Certificates.

46

ARTICLE VII THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE
MODIFICATION OVERSIGHT AGENT, THE SERVICERS AND THE
SPECIAL SERVICER

47

ARTICLE VIII DEFAULT

47

ARTICLE IX CONCERNING THE TRUSTEE

47

ARTICLE X CONCERNING THE TRUST ADMINISTRATOR

47

ARTICLE XI TERMINATION

48

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

48

SECTION 11.02

Determination of the Terminating Entity

49

SECTION 11.03

Procedure Upon Optional Termination or Auction Sale.

50

SECTION 11.04

Additional Termination Requirements.

51

ARTICLE XII MISCELLANEOUS PROVISIONS

53

SECTION 12.01

Amendment.

53

SECTION 12.02

Recordation of Agreement; Counterparts.

54

SECTION 12.03

Governing Law.

55

SECTION 12.04

Intention of Parties.

55

SECTION 12.05

Notices.

55

SECTION 12.06

Severability of Provisions.

56

SECTION 12.07

Limitation on Rights of Certificateholders.

56

SECTION 12.08

Certificates Nonassessable and Fully Paid.

56

SECTION 12.09

Protection of Assets.

56

SECTION 12.10

Non-Solicitation.

56

ARTICLE XIII EXCHANGE ACT REPORTING

57

EXHIBITS

Exhibit A:

Standard Terms of Pooling and Servicing Agreement

A-1

Exhibit T-1:

Form of Monthly Statement to Certificateholders

T-1-1

SCHEDULES

Schedule I:

Mortgage Loan Schedule

I-1

THIS SERIES SUPPLEMENT, dated as of September 1, 2007 (the “Series Supplement”), to the STANDARD TERMS OF POOLING AND SERVICING AGREEMENT dated as of September 1, 2007 and attached hereto as Exhibit A (the “Standard Terms” and together with this Series Supplement, the “Pooling and Servicing Agreement” or “Agreement”) is hereby executed by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES  CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), a Delaware corporation, as seller (in such capacity, the “Seller”), WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association, in its capacity as a servicer (a “Servicer”), as master servicer (the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), BANK OF AMERICA, NATIONAL ASSOCIATION (“Bank of America”), a national banking association, as a servicer (a “Servicer”), UNIVERSAL MASTER SERVICING, LLC (“UMS”), as a servicer (in such capacity, a “Servicer”), SELECT PORTFOLIO SERVICING, INC. (“SPS”), a Utah corporation, as a servicer (in such capacity, a “Servicer”), as a special servicer (in such capacity, the “Special Servicer”) and as modification oversight agent (in such capacity, the “Modification Oversight Agent”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”).  Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below or, if not defined therein, in the Standard Terms.

The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein.  If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern.  For the avoidance of doubt, any references in the Standard Terms to any servicer that did not either (a) execute this Series Supplement or (b) execute a Designated Servicing Agreement shall be disregarded and have no legal effect.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms.  The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

PRELIMINARY STATEMENT

As provided herein, the Trust Administrator shall elect that the Trust Fund be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a “REMIC” or, in the alternative, “Subsidiary REMIC” and “Master REMIC”).  Each Class of Certificates (other than the Class AR and Class AR-L Certificates, the Exchangeable Certificates and the Exchangeable REMIC Certificates) and each Class of Uncertificated REMIC Interests represents ownership of a regular interest in the Master REMIC for purposes of the REMIC Provisions.  The Class AR Certificates represent ownership of the sole class of residual interest in the Master REMIC for purposes of the REMIC Provisions.  The Class AR-L Certificates represent ownership of the sole class of residual interest in the Subsidiary REMIC for purposes of the REMIC Provisions.  The Master REMIC shall hold as its assets the Class PP Reserve Fund and the several classes of uncertificated Lower Tier Interests in the Subsidiary REMIC, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Subsidiary REMIC.  The Subsidiary REMIC shall hold as its assets the Mortgage Loans and all collections and accounts related thereto.  The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Subsidiary REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each uncertificated REMIC interest in the Subsidiary REMIC:

Subsidiary REMIC Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates
LT1-A-IO	(1)	1.00%	N/A
LT1-R (4)	$50.00	(3)	N/A
LT1-A-3	(2)	(3)	A-3, A-4
LT1-A-5	(2)	(3)	A-5, A-6
LT1-C-B-1(5)	(2)	(3)	C-B-1
LT1-C-B-2	(2)	(3)	C-B-2
LT1-C-B-3	(2)	(3)	C-B-3
LT1-C-B-4	(2)	(3)	C-B-4
LT1-C-B-5	(2)	(3)	C-B-5
LT1-C-B-6	(2)	(3)	C-B-6
LT1-R (4)	$50.00	(3)	N/A

________________

(1)

This is an interest-only interest and shall have a notional balance at all times equal to the Class A-IO Notional Amount.

(2)

This interest has an initial principal balance equal to the class principal balance of its Corresponding Class of Master REMIC Certificates other than any interest-only certificates.

(3)

This interest shall bear interest at a per annum rate equal to the Net WAC.

(4)

The Class LT1-R Interest represents the sole class of residual interest in the Subsidiary REMIC.  The Class AR-L Certificate represents beneficial ownership interest of the Class LT1-R Interest.

(5)

This interest shall also be entitled to receive Assigned Prepayment Premiums payable to the Class PP Certificates.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans) to the Interests in the Subsidiary REMIC at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans shall be allocated to each Subsidiary REMIC Interest in accordance with the respective amounts of principal collections and realized losses with respect to such Mortgage Loans allocated to any Corresponding Class of Master REMIC Certificates for such Subsidiary REMIC Interest.

Master REMIC

Master REMIC Class Designation	Initial Class Principal or Class Notional Amount	Pass-Through Rate	Minimum Denominations	Integral Multiples in Excess of Minimum Denominations
A-1(1)	$618,660,210	Variable(2)	$1,000	$1
A-2(1)	$29,695,690	Variable(2)	$25,000	$1
A-3(3)	$618,660,210	6.000%(4)	$1,000	$1
A-4(3)	$618,660,210*	Variable(5)	$100,000	$1
A-5(3)	$29,695,690	6.000%(4)	$1,000	$1
A-6(3)	$29,695,690*	Variable(5)	$100,000	$1
A-7(1)	$648,355,900	6.000%(4)	$1,000	$1
A-8(1)	$648,355,900*	Variable(5)	$100,000	$1
A-9(1)	$648,355,900	Variable(2)	$1,000	$1
A-IO	$21,369,896*	1.000%	$100,000	$1
C-B-1	$17,708,000	Variable(2)	$25,000	$1
C-B-2	$5,448,000	Variable(2)	$25,000	$1
C-B-3	$2,724,000	Variable(2)	$25,000	$1
C-B-4	$3,065,000	Variable(2)	$25,000	$1
C-B-5	$2,043,000	Variable(2)	$25,000	$1
C-B-6	$1,703,053	Variable(2)	$25,000	$1
AR(6)	$50	Variable(2)	20%(7)	20%
AR-L(8)	$50	Variable(2)	20%(7)	20%
PP(9)	$681,047,053*	N/A	20%	20%

* Identifies a Class Notional Amount

(1)

These Certificates are Exchangeable Certificates which will not be issued under this Pooling and Servicing Agreement and are not interests in the Master REMIC.  The Exchangeable Certificates are issued under the Trust Agreement.

(2)

The initial Pass-Through Rate on the Class A-1, Class A-2, Class A-9, Class AR, Class AR-L, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is 6.4205%  per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Net WAC.

(3)

These Certificates shall be issued in uncertificated form and shall constitute the Uncertificated REMIC Interests.  Each Class of Exchangeable REMIC Certificates issued under the Trust Agreement will be entitled to the same distributions of interest and principal, as applicable, as the corresponding Uncertificated REMIC Interest.

(4)

The pass-through rate on the Class A-3, Class A-5 and Class A-7 Certificates will be subject to a cap equal to Net WAC.

(5)

The initial Pass-Through Rate on the Class A-4, Class A-6 and Class A-8 Certificates is 0.4205% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the excess, if any, of Net WAC over 6.000%.

(6)

The Class AR Certificates shall represent beneficial ownership of the residual interest in the Master REMIC.

(7)

The Class AR and Class AR-L Certificates are issued in minimum Percentage Interests of 20% increment in excess thereof, except that one Certificate of each of such Classes may be issued in an amount of $0.01.

(8)

 The Class AR-L Certificates shall represent beneficial ownership of the LT1-R Interest.

(9)

The Class PP Certificates will be entitled to receive Assigned Prepayment Premiums from certain Mortgage Loans.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention the Trust Administrator shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

ERISA-Restricted Certificates

Residual Certificates, Private Certificates, and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.

Exchangeable Certificates

The Class A-1, Class A-2, Class A-7, Class A-8 and Class A-9 Certificates issued under the Trust Agreement.

Exchangeable REMIC Certificates

The Class A-3, Class A-4, Class A-5 and Class A-6 Certificates issued under the Trust Agreement.

Group C-B Certificates

The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.

Notional Amount Certificates

The Class A-4, Class A-6, Class A-8 and Class A-IO Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Physical Certificates

The Residual Certificates and the Private Certificates.

Private Certificates

The Class C-B-4, Class C-B-5, Class C-B-6 and Class PP Certificates.

Rating Agencies

S&P and Fitch.

Regular Certificates

All Classes of Certificates other than the Residual Certificates.

Residual Certificates

The Class AR and Class AR-L Certificates.

Senior Certificates

The Class A-3, Class A-4, Class A-5, Class A-6, Class A-IO, Class AR and Class AR-L Certificates.

Subordinate Certificates

The Group C-B Certificates.

Uncertificated REMIC Interests

The Class A-3, Class A-4, Class A-5, Class A-6 Certificates issued under this Pooling and Servicing Agreement.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders.  The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  The principal balance of the Mortgage Loans as of the Cut-off Date is $681,047,053.11.

The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders under this Agreement.  However, the Depositor and the Seller will hereunder absolutely assign and, as a precautionary matter grant a security interest in and to, its rights, if any, in the Mortgage Loans to the Trustee on behalf of Certificateholders to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

W I T N E S S E T H   T H A T:

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Modification Oversight Agent, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings set forth in the Standard Terms or set forth below:

60-Day Delinquent Mortgage Loan:  Any Mortgage Loan that is 60 days or more delinquent, including all loans in foreclosure and REO Properties plus any Mortgage Loan modified within 12 months of the related Distribution Date.

Accrual Period:  For any interest-bearing Class of Certificates and for each Class of Lower Tier Interests, and any Distribution Date, the calendar month immediately preceding that Distribution Date.

With respect to any Chevy Chase Serviced Mortgage Loan, the payment required to be made by Chevy Chase with respect to any Distribution Date pursuant to Section 5.03 of the Chevy Chase Servicing Agreement.

With respect to any CitiMortgage Serviced Mortgage Loan, the payment required to be made by Citi Mortgage with respect to any Distribution Date pursuant to Section 11.03 of the CitiMortgage Servicing Agreement.

With respect to any Countrywide Serviced Mortgage Loan, the payment required to be made by Countrywide with respect to any Distribution Date pursuant to Section 11.19 of the Countrywide Servicing Agreement.

With respect to any Fifth Third Serviced Mortgage Loan, the payment required to be made by Fifth Third with respect to any Distribution Date pursuant to Section 5.03 of the Fifth Third Servicing Agreement.

With respect to any GMAC Serviced Mortgage Loan, the payment required to be made by GMAC with respect to any Distribution Date pursuant to Section 5.03 of the GMAC Servicing Agreement.

With respect to any HSBC Serviced Mortgage Loan, the payment required to be made by HSBC with respect to any Distribution Date pursuant to Section 11.21 of the HSBC Servicing Agreement.

With respect to any IndyMac Serviced Mortgage Loan, the payment required to be made by IndyMac with respect to any Distribution Date pursuant to Section 5.03 of the IndyMac Servicing Agreement.

With respect to any JPMorgan Serviced Mortgage Loan, the payment required to be made by JPMorgan with respect to any Distribution Date pursuant to Section 5.03 of the JPMorgan Servicing Agreement.

With respect to any National City Serviced Mortgage Loan, the payment required to be made by National City with respect to any Distribution Date pursuant to Section 5.03 of the National City Servicing Agreement.

With respect to any SunTrust Serviced Mortgage Loan, the payment required to be made by SunTrust with respect to any Distribution Date pursuant to Section 5.03 of the SunTrust Servicing Agreement.

With respect to any TB&W Serviced Mortgage Loan, the payment required to be made by TB&W with respect to any Distribution Date pursuant to Section 5.03 of the TB&W Servicing Agreement.

With respect to any Wachovia Serviced Mortgage Loan, the payment required to be made by Wachovia with respect to any Distribution Date pursuant to Section 5.03 of the Wachovia Servicing Agreement.

With respect to any WaMu Serviced Mortgage Loan, the payment required to be made by WaMu with respect to any Distribution Date pursuant to Section 2.16 of the WaMu Servicing Agreement.

Agreement: Collectively, this Series Supplement and the Standard Terms, and all amendments or supplements thereto.

Assigned Prepayment Premium:  Any Prepayment Premium on an SPS Serviced Mortgage Loan or on a Mortgage Loan for which DLJMC owns the Prepayment Premiums.

Auction Date:  As defined in Section 11.01.

Auction Purchaser:  As defined in Section 11.01.

Auction Sale:  As defined in Section 11.01.

Available Distribution Amount:  With respect to any Distribution Date, the sum of: (i) all amounts in respect of Scheduled Payments (net of the related Expense Fees) due on the related Due Date and received prior to the related Determination Date on the Mortgage Loans, together with any Advances in respect thereof; (ii) (a) all Insurance Proceeds (to the extent not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's Accepted Servicing Standards), other than Mortgage Guaranty Insurance Policy proceeds where the related REO Property has yet to be sold, and all Liquidation Proceeds received during the calendar month preceding the month of that Distribution Date on the Mortgage Loans, in each case net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loans and (b) all Recoveries, if any, for such Distribution Date; (iii) all Principal Prepayments received during the related Prepayment Period on the Mortgage Loans, excluding Prepayment Premiums; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Mortgage Loan repurchased by the Seller or purchased by a holder of a Subordinate Certificate pursuant to Section 3.11(f) or purchased by the Special Servicer pursuant to Section 3.11(g), in each case, as of such Distribution Date, in the case of clauses (i) through (iv) above reduced by amounts in reimbursement for Advances previously made and other amounts, if any, as to which a Servicer, the Master Servicer, the Custodians, the Trustee or the Trust Administrator is entitled to be reimbursed by the Trust Fund pursuant to this Agreement or the applicable Custodial Agreement, (v) any amounts payable as Compensating Interest Payments by a Servicer or the Master Servicer with respect to the Mortgage Loans on such Distribution Date, (vi) the portion of the Mortgage Loan Purchase Price paid in connection with an Optional Termination up to the amount of the Par Value and (vii) the portion of the Mortgage Loan Auction Price paid in connection with an Auction Sale up to the amount of the Par Value.

Basis Risk Shortfall:  Not Applicable.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Book-Entry Form:  Any Certificate held through the facilities of the Depository.

Capitalized Interest Account:  Not Applicable.

Capitalized Interest Deposit:  Not Applicable.

Capitalized Interest Distribution:  Not Applicable.

Capitalized Interest Release Amount:  Not Applicable.

Capitalized Interest Requirement:  Not Applicable.

Capitalized Interest Requirement Rate:  Not Applicable.

Certificate:  Any Certificates executed and authenticated by the Trust Administrator on behalf of the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits A through G of the Standard Terms and issued pursuant to this Agreement or the Uncertificated REMIC Interests.

Certificate Balance:  With respect to any Certificate, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof

(a)

minus all distributions of principal and allocations of Realized Losses previously made or allocated with respect thereto in accordance with Section 4.02;

(b)

minus, with respect to the Group C-B Certificates, any reduction to that Certificate pursuant to Section 4.02(b) if the excess of the aggregate Certificate Balance of the Senior and Group C-B Certificates, exceeds the aggregate Stated Principal Balance of the Mortgage Loans;

(c)

plus, the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03.

Certificate Margin:  Not Applicable.

Chevy Chase:  Chevy Chase Bank, F.S.B. and its successors and assigns.

Chevy Chase Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Chevy Chase is the applicable Designated Servicer.

Chevy Chase Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, Chevy Chase, the Master Servicer, the Trustee and the Trust Administrator.

Chevy Chase Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the Chevy Chase Reconstituted Servicing Agreement.

CitiMortgage:  CitiMortage, Inc., and its successors and assigns.

CitiMortgage Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which CitiMortgage is the applicable Designated Servicer.

CitiMortgage Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, CitiMortage, the Master Servicer, the Trustee and the Trust Administrator.

CitiMortgage Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the CitiMortgage Reconstituted Servicing Agreement.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A-4 Notional Amount:  For any Distribution Date and the Class A-4 Certificates, the Class Principal Balance of the Class A-3 Certificates immediately prior to such Distribution Date.

Class A-6 Notional Amount:  For any Distribution Date and the Class A-6 Certificates, the Class Principal Balance of the Class A-5 Certificates immediately prior to such Distribution Date.

Class A-IO Mortgage Loans:  The SPS Serviced Mortgage Loans with a Net Mortgage Rate less than or equal to 5.75% per annum.

Class A-IO Notional Amount:  For any Distribution Date and the Class A-IO Certificates, the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled Payments for that Due Date, whether or not received, subject to adjustment for Prepayments in full received and distributed in the month prior to that Distribution Date, or for the initial Distribution Date, as of the Cut-off Date, of the Class A-IO Mortgage Loans.

Class C-B Certificates:  Not Applicable.

Class Notional Amount:  Any of the Class A-IO Notional Amount, Class A-4 Notional Amount and Class A-6 Notional Amount, as applicable.

Class PP Notional Amount:  For any Distribution Date and the Class PP Certificates, the aggregate Stated Principal Balance of the Mortgage Loans, immediately prior to such Distribution Date.

Class PP Reserve Fund:  The Eligible Account established pursuant to Section 4.01(E).

Closing Date:  September 28, 2007.

Conforming Loans:  None.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, Structured Finance EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attention:  Corporate Trust—Structured Finance – CSMC 2007-6.  With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, MD 21045, Attention:  CSMC 2007-6, except for purposes of Section 6.06 and certificate transfer purposes, such term shall mean the office or agency of the Trust Administrator located at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479, Attention: CSMC 2007-6.

Corresponding Classes of Certificates:  With respect to each Lower Tier Interest, any Class of Certificates appearing opposite such Lower Tier Interest in the Preliminary Statement.

Countrywide:  Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns.

Countrywide Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Countrywide is the applicable Designated Servicer.

Countrywide Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, Countrywide, the Master Servicer, the Trustee and the Trust Administrator.

Countrywide Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the Countrywide Reconstituted Servicing Agreement.

Credit Support Depletion Date:  With respect to the Senior Certificates, the first Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been or will be reduced to zero.

Custodial Agreements:  Those certain custodial agreements each dated as of September 1, 2007 among the Trustee, the Trust Administrator and any of LaSalle Bank National Association, Deutsche Bank National Trust Company or Wells Fargo Bank, N.A, as applicable, pursuant to which the Custodians agree to hold any of the documents or instruments referred to in Section 2.01 of this Agreement as agent for the Trustee.

Custodians:  LaSalle Bank National Association, Deutsche Bank National Trust Company and Wells Fargo Bank, N.A., each of which shall act as agent on behalf of the Trustee, and shall be compensated by the Trust Administrator or as otherwise specified therein.

Cut-off Date Pool Principal Balance:  $681,047,053.11.

Designated Mortgage Loans:  Each of the following, as applicable:

(a)

the Chevy Chase Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Chevy Chase under the Chevy Chase Servicing Agreement;

(b)

the CitiMortgage Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by CitiMortgage under the CitiMortgage Servicing Agreement;

(c)

the Countrywide Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Countrywide under the Countrywide Servicing Agreement;

(d)

the Fifth Third Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Fifth Third under the Fifth Third Servicing Agreement;

(e)

the GMAC Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by GMAC under the GMAC Servicing Agreement;

(f)

the HSBC Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by HSBC under the HSBC Servicing Agreement;

(g)

the IndyMac Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by IndyMac under the IndyMac Servicing Agreement; and

(h)

the JPMorgan Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by JPMorgan under the JPMorgan Servicing Agreement;

(i)

the National City Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by National City under the National City Servicing Agreement;

(j)

the SunTrust Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by SunTrust under the SunTrust Servicing Agreement;

(k)

the TB&W Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by TB&W under the TB&W Servicing Agreement; and

(l)

the Wachovia Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Wachovia under the Wachovia Servicing Agreement; and

(m)

the WaMu Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by WaMu under the WaMu Servicing Agreement.

Designated Servicer:  Each of Chevy Chase, CitiMortgage, Countrywide, Fifth Third, GMAC, HSBC, IndyMac, JPMorgan, National City, SunTrust, TB&W, Wachovia and WaMu, as applicable.

Designated Servicing Agreements:  Each of the Chevy Chase Reconstituted Servicing Agreement, the CitiMortgage Reconstituted Servicing Agreement, the Countrywide Reconstituted Servicing Agreement, the Fifth Third Reconstituted Servicing Agreement, the GMAC Reconstituted Servicing Agreement, the HSBC Reconstituted Servicing Agreement, the IndyMac Reconstituted Servicing Agreement, the JPMorgan Reconstituted Servicing Agreement, the National City Reconstituted Servicing Agreement, the SunTrust Reconstituted Servicing Agreement, the TB&W Reconstituted Servicing Agreement, the Wachovia Reconstituted Servicing Agreement and the WaMu Reconstituted Servicing Agreement, as applicable.

ERISA-Restricted Certificate:  As set forth in the Preliminary Statement.

Exchangeable Certificates: As specified in the Preliminary Statement.

Exchangeable REMIC Certificates:  As specified in the Preliminary Statement.

Fair Market Value:  As defined in Section 11.01.

Fifth Third:  Fifth Third Mortgage Company, and its successors and assigns.

Fifth Third Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Fifth Third is the applicable Designated Servicer.

Fifth Third Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, Fifth Third, the Master Servicer, the Trustee and the Trust Administrator.

Fifth Third Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the Fifth Third Reconstituted Servicing Agreement.

GMAC:  GMAC Mortgage, LLC (formerly known as GMAC Mortgage Corporation), and its successors and assigns.

GMAC Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which GMAC is the applicable Designated Servicer.

GMAC Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, GMAC, the Master Servicer, the Trustee and the Trust Administrator.

GMAC Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the GMAC Reconstituted Servicing Agreement.

Group C-B Balance:  As of any Distribution Date, the excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date related to such Distribution Date over (ii) the then outstanding aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date.

Group C-B Principal Distribution Amount:  With respect to any Distribution Date and the Group C-B Certificates, will equal the excess of (A) the sum of (i) the Subordinate Percentage of the Principal Payment Amount, (ii) the Subordinate Prepayment Percentage of the Principal Prepayment Amount, (iii) the Subordinate Liquidation Amount, over (B) the Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount.

HSBC:  HSBC Mortgage Corporation (USA), and its successors and assigns.

HSBC Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which HSBC is the applicable Designated Servicer.

HSBC Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, HSBC, the Master Servicer, the Trustee and the Trust Administrator.

HSBC Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the HSBC Reconstituted Servicing Agreement.

IndyMac:  IndyMac Bank, F.S.B., and its successors and assigns.

IndyMac Serviced Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which IndyMac is the applicable Designated Servicer.

IndyMac Reconstituted Servicing Agreement: That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, IndyMac, the Master Servicer, the Trustee and the Trust Administrator.

IndyMac Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the IndyMac Reconstituted Servicing Agreement.

Initial Class Notional Amount: For any Class, as set forth in the Preliminary Statement.

Initial Class Principal Balance: For any Class, as set forth in the Preliminary Statement.

Initial Cut-Off Date: September 1, 2007.

Initial Mortgage Loans: The Mortgage Loans.

Insurance Proceeds: Amounts paid pursuant to any insurance policy with respect to a Mortgage Loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the related Servicer’s or the related Designated Servicer’s normal servicing procedures.

Interest Distribution Amount: With respect to any Distribution Date and interest-bearing Class of Certificates, the sum of (i) one month’s interest accrued during the related Accrual Period at the applicable Pass-Through Rate for such Class on the related Class Principal Balance or Class Notional Amount, as applicable, subject to reduction pursuant to Section 4.01(B), and (ii) any Class Unpaid Interest Amounts for such Class and Distribution Date.

Interest Rate: With respect to each Subsidiary REMIC Regular Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

Interest Rate Cap Account: Not Applicable.

Interest Rate Cap Agreement: Not Applicable.

Interest Rate Cap Counterparty: Not Applicable.

JPMorgan:  JPMorgan Chase Bank, N.A., and its successors and assigns.

JPMorgan Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which JPMorgan is the applicable Designated Servicer.

JPMorgan Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, JPMorgan, the Master Servicer, the Trustee and the Trust Administrator.

JPMorgan Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the JPMorgan Reconstituted Servicing Agreement.

LIBOR Certificates:  Not Applicable.

Loan Group:  The Mortgage Loans.

Lower Tier Interest:  As described in the Preliminary Statement.

Master REMIC:  As described in the Preliminary Statement.

Master Servicer:  Wells Fargo.

Maturity Date:  Not Applicable.

Modification Oversight Agent:  SPS and any successor, as modification oversight agent hereunder.

Monthly Excess Interest:  Not Applicable.

Mortgage Loan Auction Price:  The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the Mortgage Loans by the Auction Purchaser.

National City:  National City Mortgage Co., and its successors and assigns.

National City Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which National City is the applicable Designated Servicer.

National City Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, National City, the Master Servicer, the Trustee and the Trust Administrator.

National City Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the National City Reconstituted Servicing Agreement.

Net Prepayment Interest Shortfall:  For any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the related Compensating Interest Payments for such Distribution Date.

Net Realized Losses:  For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the sum of (a) the amount of any increases to the Class Principal Balance of that Class pursuant to Section 4.03 due to Recoveries on all prior Distribution Dates and (b) amounts previously distributed to such Class pursuant to Section 4.01(A)(b)(xiii).

Net Recovery Realized Losses:  For any Class of Certificates and any Distribution Date, the excess of (i) Net Realized Losses for such Distribution Date over (ii) the amount distributed to such Class pursuant to Section 4.01(A)(b)(xiii) on such Distribution Date.

Net WAC: For each Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date); provided however that for the purposes of this definition only the Net Mortgage Rate for each Class A-IO Mortgage Loan will be the Net Mortgage Rate of such Mortgage Loan minus 1.000%.

Notional Amount Certificates:  As set forth in the Preliminary Statement.

OC Certificates:  Not Applicable.

OC Loan Group:  Not Applicable.

Offered Certificates:  As set forth in the Preliminary Statement.

Optional Termination Date:  As defined in Section 11.01(A).

Par Value:  As defined in Section 11.01.

Pass-Through Entity:  (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

Pass-Through Rate:  For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.  Interest on the any interest-bearing Class of Certificates will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Physical Certificates:  As set forth in the Preliminary Statement.

Prefunded Amount:  Not Applicable.

Prefunded Loan Group:  Not Applicable.

Prefunding Account:  Not Applicable.

Prefunding Period:  Not Applicable.

Principal Only Certificates: As set forth in the Preliminary Statement.

Principal Payment Amount:  For any Distribution Date, the sum of (i) the principal portion of the Scheduled Payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of purchase proceeds received with respect to any Mortgage Loan which was purchased as permitted or required by this Agreement during the prior calendar month (other than the Mortgage Loan Purchase Price received in connection with an Optional Termination, or the Mortgage Loan Purchase Price received in connection with an Auction Sale, in each case, pursuant to Section 11.01) and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the prior calendar month, other than Principal Prepayments or Liquidation Principal.

Principal Prepayment Amount:  For any Distribution Date, the sum of (i) all Payoffs or Curtailments which were received during the related Prepayment Period, (ii) the principal portion of the Mortgage Loan Purchase Price received in connection with an Optional Termination pursuant to Section 11.01 up to the portion of the Par Value, (iii) the principal portion of the Mortgage Loan Auction Price received in connection with an Auction Sale pursuant to Section 11.01, up to the portion of the Par Value and (iv) all Recoveries received during the calendar month preceding the month of that Distribution Date.

Private Certificates:  As set forth in the Preliminary Statement.

Pro Rata Share:  As to any Distribution Date and any Class of Group C-B  Certificates, the portion of the Group C-B  Principal Distribution Amount allocable to such Class, equal to the product of the Group C-B  Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Group C-B  Certificates.

Prospectus:  The Prospectus, dated April 20, 2007, relating to the offering by the Depositor from time to time of its CSMC Mortgage-Backed Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Prospectus Supplement:  The Prospectus Supplement, dated September 27, 2007, relating to the offering of the Offered Certificates in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Rating Agency:  S&P, Fitch, or any successor to any of them.

Regular Certificates:  All of the Certificates other than the Residual Certificates.

REMIC:  A “real estate mortgage investment conduit”, within the meaning of Section 860D of the Code.  Reference herein to REMIC refers to the Master REMIC and the Subsidiary REMIC, as the context requires.

REMIC Election:  An election, for federal income tax purposes, to treat certain assets as a REMIC.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Residual Certificates:  As defined in the Preliminary Statement.

Seller:  DLJMC.

Senior Certificates:  As set forth in the Preliminary Statement.

Senior Liquidation Amount:  For any Distribution Date, for each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of (i) the Senior Percentage of the Stated Principal Balance of that Mortgage Loan and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to that Mortgage Loan.

Senior Percentage:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date related to such Distribution Date; provided however, in no event will the Senior Percentage exceed 100%.

Senior Prepayment Percentage:  The Senior Prepayment Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.  The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for any of the Senior Certificates exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Senior Certificates will once again equal 100%.

If the Subordinate Percentage is greater than or equal to twice the Subordinate Percentage as of the Closing Date for any Distribution Date the Senior Prepayment Percentage will equal (a) prior to the third anniversary of the first Distribution Date, the Senior Percentage plus 50% of the Subordinate Percentage for that Distribution Date and (b) on or after the third anniversary of the first Distribution Date, the Senior Percentage.

Notwithstanding the foregoing, no decrease to the Senior Prepayment Percentage for the Senior Certificates will occur on any Distribution Date as to which that decrease applies if (i) the outstanding aggregate principal balance of the all of the 60-Day Delinquent Mortgage Loans (averaged over the preceding six month period), as a percentage of the Group C-B Balance as of such Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the Group C-B Balance as of the Closing Date (the “Original Group C-B Balance”), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Group C-B  Component Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Group C-B Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Group C-B Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related Original Group C-B Balance.  However, any such reduction not permitted on the first Distribution Date as to which such decrease applies, will be permitted on any subsequent Distribution Date on which the foregoing criteria is satisfied.

If on any Distribution Date the allocation to the Senior Certificates of Principal Prepayments in the percentage required would reduce the aggregate Class Principal Balance of such Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce the aggregate Class Principal Balance of such Certificates to zero.

Senior Principal Distribution Amount:  As to any Distribution Date, the excess of (A) the sum of (i) the Senior Percentage of the Principal Payment Amount, (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount and (iii) the Senior Liquidation Amount over (B) the Senior Prepayment Percentage of the Capitalization Reimbursement Amount.

Servicers:  Bank of America, SPS, Wells Fargo and UMS, and any successor in interest thereto or any successor servicer appointed as provided herein and with respect to Article VIII, the Special Servicer.

Servicing Officer:  Any officer of the Master Servicer, Servicer or Modification Oversight Agent involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Trust Administrator by the Master Servicer, a Servicer or the Modification Oversight Agent on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee and Trust Administrator.

Shifting Interest Certificates:  The Certificates other than the Class PP Certificates.

Shifting Interest Loan Group:  The Loan Group.

Special Servicer:  Select Portfolio Servicing, Inc., and its successors and permitted assigns.

Startup Day:  The Closing Date.

Subordinate Certificates:  As set forth in the Preliminary Statement.

Subordinate Liquidation Amount:  For any Distribution Date, the excess, if any, of the aggregate Liquidation Principal of Mortgage Loans which became Liquidated Mortgage Loans during the prior calendar month over the Senior Liquidation Amount for that Distribution Date.

Subordinate Percentage:  As to any Distribution Date, the excess of 100% over the Senior Percentage for that Distribution Date.

Subordinate Prepayment Percentage:  As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero, then the Subordinate Prepayment Percentage will equal 100%.

Subordination Level:  On any Distribution Date for any Class of Group C-B Certificates, the percentage obtained by dividing the sum of the aggregate Class Principal Balances of all Classes of Group C-B Certificates which are subordinate in right of payment to that Class by the aggregate Class Principal Balances of all Classes of Senior and Group C-B Certificates, in each case as of the last day of the preceding calendar month.

Subsequent Cut-off Date:  Not applicable.

Subsequent Mortgage Loan:  Not applicable.

Subsequent Transfer Agreement:  Not applicable.

Subsequent Transfer Date:  Not applicable.

Subsidiary REMIC:  As described in the Preliminary Statement.

Subsidiary REMIC Regular Interest:  Any one of the “regular interests” in the Subsidiary REMIC as described in the Preliminary Statement.

SunTrust:  SunTrust Mortgage, Inc., a Virginia Corporation, and its successors and assigns.

SunTrust Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which SunTrust is the applicable Designated Servicer.

SunTrust Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, SunTrust, the Master Servicer, the Trustee and the Trust Administrator.

SunTrust Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the SunTrust Reconstituted Servicing Agreement.

Supplemental Interest Account:  Not Applicable.

Supplement Interest Trust Payment:  Not Applicable.

Supplemental Interest Trust:  Not Applicable.

Supplemental Interest Trust Trustee:  Not Applicable.

Swap Agreement:  Not Applicable.

Swap Certificates:  Not Applicable.

Swap Counterparty:  Not Applicable.

Swap Counterparty Payment:  Not Applicable.

Swap Payment Date:  Not Applicable.

Targeted Overcollateralization Amount: :  Not Applicable.

TB&W:  Taylor, Bean & Whitaker Mortgage Corp., a Florida corporation, and its successors and assigns.

TB&W Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which TB&W is the applicable Designated Servicer.

TB&W Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, TB&W, the Master Servicer, the Trustee and the Trust Administrator.

TB&W Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the TB&W Reconstituted Servicing Agreement.

Terminating Entity:  As determined by the Trust Administrator pursuant to Section 11.02(b).

Trigger Event:  Not Applicable.

Trust:  The trust created pursuant to Section 2.01.

Trust Administrator:  Wells Fargo Bank, N.A. a national banking association, not in its individual capacity, but solely in its capacity as trust administrator for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trust Administrator Fee Rate:  As to each Mortgage Loan, a per annum rate equal to 0.01%.

Trust Agreement:  The Trust Agreement dated as of September 1, 2007, entered into by and among the Depositor, the Trustee and the Trust Administrator for the issuance of the Exchangeable Certificates.

Trust Fund:  The corpus of the trust created by this Agreement consisting of (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Uncertificated REMIC Interests: As specified in the Preliminary Statement.

Underwriter: Credit Suisse Securities (USA) LLC.

Underwriting Agreement: The Underwriting Agreement, dated July 31, 2007, among DLJMC, the Depositor and the Underwriter.

U.S. Bank:  U.S. Bank National Association.

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 97% of all Voting Rights shall be allocated among the Holders of the Certificates, except for the Class A-4, Class A-6, Class A-IO, Class PP, Class AR and Class AR-L Certificates.  The portion of such 97% Voting Rights allocated to each of the Certificates, except for the Class A-4, Class A-6, Class A-IO, Class PP, Class AR and Class AR-L Certificates, shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding.  The Class A-4, Class A-6 and Class A-IO Certificates shall each be allocated 1% of the Voting Rights.  Voting Rights shall be allocated among the Certificates within each such Class in proportion to their respective Percentage Interests.  The Class PP, Class AR and Class AR-L Certificates shall have no Voting Rights.  Voting Rights allocable to an Uncertificated REMIC Interest will be exercisable by the related Exchangeable REMIC Interest.  In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Wachovia:  Wachovia Mortgage Corporation, a North Carolina corporation, and its successors and assigns.

Wachovia Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Wachovia is the applicable Designated Servicer.

Wachovia Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, Wachovia, the Master Servicer, the Trustee and the Trust Administrator.

Wachovia Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the Wachovia Reconstituted Servicing Agreement.

WaMu:  Washington Mutual Bank, F.A., a federally chartered savings association, and its successors and assigns.

WaMu Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which WaMu is the applicable Designated Servicer.

WaMu Reconstituted Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of September 1, 2007 among DLJMC, WaMu, the Master Servicer, the Trustee and the Trust Administrator.

WaMu Underlying Servicing Agreement:  The “Servicing Agreement” referred to in the WaMu Reconstituted Servicing Agreement.

Wells Fargo:  Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Trust Fund.

(a)

The Depositor does hereby establish the CSMC Mortgage-Backed Trust 2007-6 (the “Trust”) and sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee in trust for the benefit of the Trust and the Certificateholders, without recourse, the Depositor’s right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date and any Assigned Prepayment Premiums, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property related to the Mortgage Loans, (c) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

It is agreed and understood by the Depositor, the Seller, the Modification Oversight Agent, the Servicers, the Special Servicer, the Master Servicer, the Trust Administrator and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

(b)

As set forth in Section 2.01(b) of the Standard Terms.

(c)

As set forth in Section 2.01(c) of the Standard Terms.

(d)

As set forth in Section 2.01(d) of the Standard Terms.

(e)

[Reserved]

(f)

[Reserved]

(g)

[Reserved]

(h)

As set forth in Section 2.01(h) of the Standard Terms.

(i)

As set forth in Section 2.01(i) of the Standard Terms.

SECTION 2.02

Acceptance by the Trustee.

(a)

As set forth in Section 2.02(a) of the Standard Terms.

(b)

[Reserved]

(c)

As set forth in Section 2.02(c) of the Standard Terms.

(d)

As set forth in Section 2.02(d) of the Standard Terms.

SECTION 2.03

Representations and Warranties of the Seller, Master Servicer, the Modification Oversight Agent and Servicers.

As set forth in Section 2.03 of the Standard Terms.

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

As set forth in Section 2.04 of the Standard Terms.

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

As set forth in Section 2.05 of the Standard Terms.

SECTION 2.06

Issuance of Certificates.

As set forth in Section 2.06 of the Standard Terms.

SECTION 2.07

REMIC Provisions.

(a)

The Depositor hereby elects and authorizes the Trust Administrator to treat the Trust Fund as the number of separate REMICs specified in the Preliminary Statement (each, a “REMIC”) under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return (x) for the taxable year ending on the last day of the calendar year in which the Certificates are issued and (y) for the taxable year ending on the last day of the calendar year in which Certificates are first sold to a third party.  The Closing Date is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  The “regular interests” (within the meaning of Section 860G of the Code) in each REMIC formed hereby shall be designated as specified in the Preliminary Statement.  The Class AR Certificates shall represent the beneficial ownership of the “residual interest” in the Master REMIC.  The Class AR-L Certificates shall represent the beneficial ownership of the “residual interest” in the Subsidiary REMIC.  Neither the Depositor nor the Trust Administrator nor the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC other than the Certificates and the Subsidiary REMIC Regular Interests

(b)

The Trust Administrator on behalf of the Holders of the Class AR Certificates, shall act as agent for the Class AR Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for the Master REMIC, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T.  By its acceptance of a Class AR Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of the Master REMIC pursuant to the specific duties outlined herein.  The Trust Administrator on behalf of the Holders of the Class AR-L Certificates, shall act as agent for the Class AR-L Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for the Subsidiary REMIC, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T.  By its acceptance of a Class AR-L Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of the Subsidiary REMIC pursuant to the specific duties outlined herein.

(c)

A Holder of the Class AR Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to the Master REMIC created hereunder under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of the Master REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR Certificate and then against amounts otherwise available for distribution to the Holders of Regular Certificates in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.  The Master Servicer or the related Servicer shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Master Servicer’s or such Servicer’s duties, respectively, under this Agreement.  A Holder of the Class AR-L Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to the Subsidiary REMIC under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of the Subsidiary REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR-L Certificate and then against amounts otherwise available for distribution on the Subsidiary REMIC Regular Interests in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the Subsidiary REMIC any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.

(d)

The Trust Administrator shall act as attorney-in-fact and as agent on behalf of the tax matters person of each REMIC created hereunder and in such capacity the Trust Administrator shall:  (i) prepare and file, or cause to be prepared and filed, federal and state tax returns (which returns the Trustee shall sign) using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions.  The expenses of preparing and filing such returns shall be borne by the Trust Administrator.  The Depositor, the Master Servicer and the related Servicer shall provide on a prompt and timely basis to the Trust Administrator or its designee such information with respect to each REMIC created hereunder as is in their possession and reasonably required or requested by the Trust Administrator to enable it to perform its obligations under this subsection.

In its capacity as attorney-in-fact and as agent on behalf of the tax matters person, the Trust Administrator shall also:  (A) act on behalf of each REMIC created hereunder in relation to any tax matter or controversy involving the Trust Fund, (B) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and (C) cause to be paid solely from the sources provided herein the amount of any taxes imposed on each REMIC created hereunder when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

(e)

The Trust Administrator shall provide (i) to any transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a permitted transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f)

The Trustee, to the extent directed by the Trust Administrator, the Depositor, the Holder of the Class AR Certificates (with respect to the Master REMIC) and the Holder of the Class AR-L Certificates (with respect to the Subsidiary REMIC) shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee, to the extent directed or (in the case of a failure to act) not directed by the Trust Administrator, nor the Holders of the Residual Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon a REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Trust Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

The Trustee and the Trust Administrator shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer, a Servicer or the Depositor has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  In addition, prior to taking any action with respect to a REMIC or their assets, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee and the Trust Administrator will consult with the Master Servicer, the Servicers and the Depositor or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder and the Trustee and the Trust Administrator shall not take any such action or cause that REMIC to take any such action as to which the Master Servicer, any Servicer or the Depositor has advised it in writing that an Adverse REMIC Event could occur.

In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Holders of the Residual Certificates will consult with the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and no such Person shall take any action or cause the Trust Fund to take any such action as to which the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur.  The Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

At all times as may be required by the Code, the Trust Administrator will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMICs as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder, as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of such REMIC, as defined in Section 860G(c) of the Code, on any contributions to a REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the related Servicer, if such Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax or if such tax arises out of or results from a breach of such Servicer’s duties under (x) Section 2.07(j) of this Agreement to not enter into any arrangement by which a REMIC would receive a fee or other compensation for services or to permit such REMIC to receive any income from assets other than “qualified mortgages” or “permitted investments”, (y) Section 3.01 of this Agreement to not make or any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code or (z) Section 3.11(d) of this Agreement to not cause any REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or to subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code of otherwise, (ii) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or if the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (iii) to the Trust Administrator, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article II, (iv) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article II, or (v) otherwise against amounts on deposit in the Collection Account as provided by Section 3.08 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

In accordance with Section 2.07(c), the related Servicer, the Master Servicer, the Trust Administrator or the Trustee, as applicable, shall promptly deposit in the Certificate Account any amount of such tax.

For purposes of this Section 2.07(g), a tax is imposed following the final and unappealable determination under the Code of the amount of such tax and written notice thereof by the Tax Matters Person to the party to be charged.

The failure of the related Servicer to promptly deposit in the Certificate Account any amount of such tax shall be an Event of Default, as provided in Section 8.01(b).

(h)

The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)

Following the Startup Day, none of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 2.05) such Servicer, the Trustee or the Trust Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in a REMIC will not cause that REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject that REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)

None of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall (subject to Section 2.05) enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)

Within 30 days after the Closing Date, the Trust Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable means and prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC.

(l)

None of the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement), the Trust Administrator, the Master Servicer or any Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for a REMIC, nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain nor accept any contributions to a REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of any REMIC created hereunder as a REMIC or (b) unless the Master Servicer or such Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

(m)

In order to enable the Trust Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided to the Trust Administrator, within ten days after the Closing Date, all information or data that the Trust Administrator determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  Thereafter, the Master Servicer shall provide, promptly upon request therefor, any such additional information or data that the Trustee or the Trust Administrator may from time to time reasonably request in order to enable the Trustee and the Trust Administrator to perform their duties as set forth herein and the Trustee and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  DLJMC shall indemnify the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trust Administrator arising from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trust Administrator on a timely basis. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trustee and the Trust Administrator arising from any failure of the Master Servicer to provide, or to cause to be provided, accurate information or data required to be provided by the Master Servicer to the Trustee and the Trust Administrator on a timely basis; provided, however, that if any Servicer shall fail to provide such information to the Master Servicer upon timely request for such information by the Master Servicer, that Servicer shall indemnify the Master Servicer, the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Master Servicer, the Trustee and the Trust Administrator arising from any failure of that Servicer to provide, or to cause to be provided, the information referred to above on a timely basis.  The indemnification provisions hereunder shall survive the termination of this Agreement and shall extend to any co-trustee and co-trust administrator appointed pursuant to this Agreement.

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

As set forth in Section 2.08 of the Standard Terms.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

As set forth in Article III of the Standard Terms.

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01

Priorities of Distribution.

(A) On each Distribution Date, the Trust Administrator shall determine the amounts to be distributed to each Class of Certificates as follows:

(a)

with respect to the Senior Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount, subject to Section 4.01(B) below:

(i)

first, to the Senior Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)

second, to the Senior Certificates entitled to principal, the Senior Principal Distribution Amount, in the following order of priority;

(1) first, to the Class AR and Class AR-L Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(2) second, to the Class A-3 and Class A-5 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(b)

with respect to the Group C-B, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, from the Available Distribution Amount remaining after giving effect to the distributions pursuant to Section 4.01(A)(a) above, subject to Sections 4.01(B) and 4.01(C) below:

(i)

first, to the Class C-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(ii)

second, to the Class C-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until its Class Principal Balance is reduced to zero;

(iii)

third, to the Class C-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(iv)

fourth, to the Class C-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until its Class Principal Balance is reduced to zero;

(v)

fifth, to the Class C-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(vi)

sixth, to the Class C-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until its Class Principal Balance is reduced to zero;

(vii)

seventh, to the Class C-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(viii)

eighth, to the Class C-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until its Class Principal Balance is reduced to zero;

(ix)

ninth, to the Class C-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(x)

tenth, to the Class C-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until its Class Principal Balance is reduced to zero;

(xi)

eleventh, to the Class C-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xii)

twelfth, to the Class C-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date, until its Class Principal Balance is reduced to zero;

(xiii)

thirteenth, to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, up to an amount of Net Realized Losses for such Class, if any; provided, however, that any amounts distributed pursuant to this Section 4.01(A)(b)(xiii) will not cause a further reduction in the Class Principal Balances of any of the Group C-B Certificates; and

(xiv)

fourteenth, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by the Subsidiary REMIC), or to the Class AR Certificates (to the extent that such amount is held by the Master REMIC);

(c)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount will be made with respect to the Senior Certificates as follows:

(i)

first, concurrently, to the Senior Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Senior Certificates entitled to principal, pro rata based on Class Principal Balances, as principal, the Senior Principal Distribution Amount, until their respective Class Principal Balances are reduced to zero; and

(iii)

third, to the Class AR-L Certificates (to the extent that such amount is held by the Subsidiary REMIC), or to the Class AR Certificates (to the extent that such amount is held by the Master REMIC);

(B)  On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Senior and Group C-B Certificates shall be reduced by the Trust Administrator by, the related Class’s pro rata share (based on the amount of the Interest Distribution Amount for each such Class before reduction pursuant to this Section 4.01(B)) of (i) Net Prepayment Interest Shortfalls experienced by the Mortgage Loans for such Distribution Date and (ii) each Relief Act Reduction for any Mortgage Loan incurred during the prior calendar month.

(C)  With respect to each Class of Group C-B Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distribution of Principal Prepayments will be made to any Class or Classes of Group C-B Certificates junior to such Class (the “Restricted Classes”) and the amount otherwise distributable to the Restricted Classes in respect of such Principal Prepayments will be allocated among the remaining Classes of Group C-B Certificates, pro rata, based upon their respective Class Principal Balances.

(D)

The Trust Administrator shall distribute the Mortgage Loan Purchase Price of any Optional Termination or Mortgage Loan Auction Price from an Auction Purchaser in excess of the Par Value to the holder of the Class AR-L Certificate on the related Optional Termination Date or Auction Date, as applicable.

(E)

On the Closing Date, the Trust Administrator shall establish an account (the “Class PP Reserve Fund”), which shall be an Eligible Account.  The Class PP Reserve Fund shall be entitled “Class PP Reserve Fund, Wells Fargo Bank, N.A, as Trust Administrator on behalf of U.S. Bank, as Trustee for the benefit of the holders of the CSMC 2007-6 Class PP Certificates.”  On the Closing Date the Depositor will deposit $100 into the Class PP Reserve Fund.  On each Distribution Date, the Trust Administrator, shall distribute the aggregate of all Assigned Prepayment Premiums for the Mortgage Loans collected or paid by the related Servicers and received by the Trust Administrator with respect to the preceding Prepayment Period to the Class PP Certificates.  Beginning with the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Mortgage Loans and in no event later than the Distribution Date in September 2012, to the extent of available funds, on such date, the Class PP Certificates shall be entitled to its outstanding Class Principal Balance from amounts on deposit in the Class PP Reserve Fund.  All funds in the Class PP Reserve Account shall remain uninvested.

SECTION 4.02

Allocation of Losses.

(a)

The Senior and Group C-B Certificates.  Realized Losses on the Mortgage Loans with respect to any Distribution Date shall be allocated by the Trust Administrator to the Classes of Senior and Group C-B Certificates as follows:

(i)

any Realized Loss on a Mortgage Loan shall be allocated first, to the Group C-B Certificates in decreasing order of their alphanumerical Class designations (beginning with the Class C-B-6 Certificates), until the respective Class Principal Balance of each such Class is reduced to zero, and second, to the Senior Certificates (other than the Notional Amount Certificates), pro rata, on the basis of their respective Class Principal Balances; provided, however, that Realized Losses which would otherwise be allocated to the Class A-3 Certificates, will instead be allocated to the Class A-5 Certificates, until the Class Principal Balance of the Class A-5 Certificates is reduced to zero.

(b)

On each Distribution Date, if the aggregate Class Principal Balance of all Senior and Class C-B Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation of all losses to such Certificates on such Distribution Date), such excess will be deemed a principal loss and shall be allocated by the Trust Administrator to the most junior Class of Group C-B Certificates then outstanding, in reduction of its Class Principal Balance.

(c)

Any allocation by the Trust Administrator of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to this Section 4.02 shall be accomplished by reducing its Certificate Balance, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance.”

SECTION 4.03

Recoveries.

(a)

With respect to any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased immediately following the distributions made on such Distribution Date pursuant to Section 4.01, up to the amount of related Recoveries for such Distribution Date as follows:

(i)

first, the Class Principal Balance of each Class of Senior Certificates will be increased pro rata, up to the amount of Net Recovery Realized Losses for each such Class, and

(ii)

second, the Class Principal Balance of Group C-B Certificates will be increased in order of seniority, up to the amount of Net Recovery Realized Losses for each such Class.

(b)

Any increase to the Class Principal Balance of a Class of Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Certificate’s Percentage Interest.

SECTION 4.04

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Trust Administrator shall prepare and cause to be made available to each Certificateholder, the Master Servicer, each Servicer, the Trustee, the Depositor and each Rating Agency, a statement setting forth with respect to the related distribution: the items listed in Exhibit T-1, other than items (i)(j), (ii)(j), (v)(f), (v)(h), (v)(i), (v)(j), (v)(n), (v)(q), (v)(r), (v)(w), (v)(y), (vii), (viii) and (ix).

For purposes of the information reported in the monthly statement to certificateholders prepared by the Trust Administrator, a Mortgage Loan is considered to be delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next following monthly Due Date.  The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.  For example, a Mortgage Loan due for September 1 at the close of business on October 31 would be described as 30 to 59 days delinquent in the November trust and static pool reporting.

The Trust Administrator’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and each Servicer which shall be provided as required in Section 4.05.

On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) cusip level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.  In connection with providing the information specified in this Section 4.04 to Bloomberg, the Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 9.05.  The Trust Administrator will also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.04(a) via the Trust Administrator’s website.  The Trust Administrator’s website can be accessed at http://www.ctslink.com or at such other site as the Trust Administrator may designate from time to time.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator at (866) 846-4526.  The Trust Administrator shall have the right to change the way the reports referred to in this Section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders.  The Trust Administrator shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change.  The Trust Administrator may fully rely upon and shall have no liability with respect to information provided by the Master Servicer or any Servicer.

(b)

As set forth in the Standard Terms.

(c)

As set forth in the Standard Terms.

(d)

As set forth in the Standard Terms.

(e)

As set forth in the Standard Terms.

SECTION 4.05

Servicers and Master Servicer to Cooperate.

(a)

As set forth in Section 4.05 of the Standard Terms.

SECTION 4.06

[Reserved]

SECTION 4.07

[Reserved]

SECTION 4.08

[Reserved]

SECTION 4.09

[Reserved]

SECTION 4.10

[Reserved]

SECTION 4.11

Deposit of Uncertificated REMIC Interests.

The Uncertificated REMIC Interests shall be issued in uncertificated form and transferred through the efforts of the Underwriter to the trustee under the Trust Agreement to be held in trust pursuant to terms of the Trust Agreement.  U.S. Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Trust Administrator, are hereby directed and authorized to enter into the Trust Agreement.  In entering into the Trust Agreement and performing its obligations thereunder, each of the Trustee and the Trust Administrator shall be entitled to the same rights, protections and indemnities afforded to them under this Agreement in their capacity as Trustee and Trust Administrator, respectively.

ARTICLE V

ADVANCES BY THE MASTER SERVICER AND SERVICERS

As set forth in Article V of the Standard Terms.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01

The Certificates.

The Certificates, other than the Uncertificated REMIC Interests, shall be in substantially the forms set forth in Exhibits A through H hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trust Administrator or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of such Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trust Administrator at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The definitive Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trust Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

(a)

As set forth in Section 6.02(a) of the Standard Terms.

(b)

As set forth in Section 6.02(b) of the Standard Terms.

(c)

As set forth in Section 6.02(c) of the Standard Terms.

(d)

As set forth in Section 6.02(d) of the Standard Terms.

(e)

No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate or any transfer of a Private Certificate from the Depositor or an affiliate of the Depositor to an owner trust or other entity established by the Depositor, in the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, in order to assure compliance with the 1933 Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit M (the “Transferor Certificate”) and such Certificateholder’s prospective transferee shall (i) deliver a letter in substantially the form of either (A) Exhibit N-1 (the “Investment Letter”), provided that all of the Private Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, (B) Exhibit N-2 (the “Rule 144A Letter”) or (C) Exhibit N-3 (the “Regulation S Letter”) or (ii) there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the 1933 Act and the Depositor consents to such transfer.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Private Certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A.  In the event that none of an Investment Letter, a Rule 144A Letter, a Regulation S Letter or an Opinion of Counsel referenced in (ii) above are furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of a Private Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  The Trust Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Depositor, the Seller, the Master Servicer and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(f)

(i)  No transfer of an ERISA Restricted Certificate shall be made unless the Trust Administrator shall have received in accordance with Exhibit N-1, Exhibit N-2, Exhibit N-3 or Exhibit O, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement (“Plan”), which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchaser and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Modification Oversight Agent, the Trust Administrator, the Master Servicer, the Special Servicer, the Servicers or any other servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect;

(ii)

The following legend shall appear on each ERISA-Restricted Certificate:

PURSUANT TO SECTION 6.02(f) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE CERTIFICATE IS THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

(g)

Additional restrictions on transfers of the Residual Certificates to Disqualified Organizations are set forth below:

(i)

Each Person who has or who acquires any ownership interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any ownership interest in a Residual Certificate are expressly subject to the following provisions:

(1)

Each Person holding or acquiring any ownership interest in a Residual Certificate shall be other than a Disqualified Organization and shall promptly notify the Trust Administrator of any change or impending change in its status as other than a Disqualified Organization.

(2)

In connection with any proposed transfer of any ownership interest in a Residual Certificate to a U.S. Person, the Trust Administrator shall require delivery to it, and shall not register the transfer of a Residual Certificate until its receipt of (1) an affidavit and agreement (a “Transferee Affidavit and Agreement” attached hereto as Exhibit O) from the proposed transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that it is not a non-U.S. Person, that such transferee is other than a Disqualified Organization, that it is not acquiring its ownership interest in a Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its ownership interest in a Residual Certificate, it will endeavor to remain other than a Disqualified Organization, and that it has reviewed the provisions of this Section 6.02(g) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit P, from the Holder wishing to transfer a Residual Certificate, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that no purpose of the proposed transfer is to allow such Holder to impede the assessment or collection of tax.

(3)

Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed transferee under clause (B) above, if the Trust Administrator has actual knowledge that the proposed transferee is not other than a Disqualified Organization, no transfer of an ownership interest in a Residual Certificate to such proposed transferee shall be effected.

(4) Each Person holding or acquiring any ownership interest in a Residual Certificate agrees, by holding or acquiring such ownership interest, to require a Transferee Affidavit and Agreement from the other Person to whom such Person attempts to transfer its ownership interest and to provide a certificate to the Trust Administrator in the form attached hereto as Exhibit P.

(ii)

The Trust Administrator shall register the transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit P and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration.

(iii)

(A) If any Disqualified Organization shall become a Holder of a Residual Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate.  If any non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B)

If any purported transferee of a Residual Certificate shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose.  Such purported transferee shall promptly endorse and deliver a Residual Certificate in accordance with the instructions of the Depositor.  Such purchaser may be the Depositor itself or any affiliate of the Depositor.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an ownership interest or a purported ownership interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)

The Master Servicer and each Servicer, on behalf of the Trust Administrator, shall make available, upon written request from the Trust Administrator, all information reasonably available to it that is necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is not other than a Disqualified Organization, including the information regarding “excess inclusions” of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not other than a Disqualified Organization.  Reasonable compensation for providing such information may be required by the Master Servicer, the Trust Administrator or the Servicer from such Person.

(v)

The provisions of this Section 6.02(g) set forth prior to this Section (v) may be modified, added to or eliminated by the Depositor, provided that there shall have been delivered to the Trust Administrator the following:

(1)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of the Certificates; and

(2)

a certificate of the Depositor stating that the Depositor has received an Opinion of Counsel, in form and substance satisfactory to the Depositor, to the effect that such modification, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (i) the Trust Fund may be subject to an entity-level tax caused by the transfer of a Residual Certificate to a Person which is not other than a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of applicable Residual Certificate to a Person which is not other than a Disqualified Organization.

(vi)

The following legend shall appear on each Residual Certificate:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SERVICER AND THE TRUST ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(h)

The Trust Administrator shall have no liability to the Trust Fund arising from a transfer of any such Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trust Administrator shall not register the transfer of any Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in this Section 6.02.

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

As set forth in Section 6.03 of the Standard Terms.

SECTION 6.04

Persons Deemed Owners.

As set forth in Section 6.04 of the Standard Terms.

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

As set forth in Section 6.05 of the Standard Terms.

SECTION 6.06

Maintenance of Office or Agency.

As set forth in Section 6.06 of the Standard Terms.

SECTION 6.07

Book-Entry Certificates.

As set forth in Section 6.07 of the Standard Terms.

SECTION 6.08

Notices to Clearing Agency.

As set forth in Section 6.08 of the Standard Terms.

SECTION 6.09

Definitive Certificates.

As set forth in Section 6.09 of the Standard Terms.

ARTICLE VII

THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE MODIFICATION OVERSIGHT AGENT, THE SERVICERS AND THE SPECIAL SERVICER

As set forth in Article VII of the Standard Terms.

ARTICLE VIII

DEFAULT

As set forth in Article VIII of the Standard Terms.

ARTICLE IX

CONCERNING THE TRUSTEE

As set forth in Article IX of the Standard Terms.

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

As set forth in Article X of the Standard Terms.

ARTICLE XI

TERMINATION

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

The obligations and responsibilities of the Master Servicer, the Special Servicer, the Servicers, the Modification Oversight Agent, the Seller, the Depositor, the Trustee and the Trust Administrator created hereby with respect to the Trust Fund created hereby shall terminate upon the earlier of:

(A)  the purchase by the Terminating Entity, at its election, of all the Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Principal Balance of the Mortgage Loans, at the time of the purchase is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; or

 (B)

the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement; or

(C)

the purchase by the Auction Purchaser of all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan (the “Trust Collateral”) as described below.

In no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

The “Mortgage Loan Purchase Price” for any such Optional Termination shall be equal to the greater of (a) the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case and (iii) any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, other than any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, if any, due to the Terminating Entity, and other amounts payable to the Trustee and Trust Administrator (the sum of (i), (ii) and (iii), collectively, the “Par Value”) and (b) the Fair Market Value of all of the property of the Trust.  The “Fair Market Value” shall be the fair market value of all of the property of the Trust subject to an Optional Termination, as agreed upon between the Terminating Entity and a majority of the holders of the Class AR-L Certificates; provided, however, that if the Terminating Entity and a majority of the holders of the Class AR-L Certificates do not agree upon the fair market value of all of such property of the Trust, the Terminating Entity, or an agent appointed by the Terminating Entity, shall solicit bids for all of such property of the Trust until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.  The Trust Administrator shall give notice to the Rating Agencies of election to purchase the Mortgage Loans pursuant to this Section 11.01 and of the Optional Termination Date.

On any Distribution Date on or after the date on which the aggregate Principal Balance of the Mortgage Loans at the time of the purchase is less than 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Auction Date”), the Trust Administrator shall solicit bids for the all of the Trust Collateral from at least three institutions that are regular purchasers and/or Seller in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Trust Administrator receives at least three bids for all of the Trust Collateral, and one of such bids is equal to or greater than the Par Value, the Trust Administrator shall sell all of the Trust Collateral to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”).  If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Trust Administrator shall, on each six-month anniversary of the initial Auction Date, repeat these auction procedures until the Trust Administrator receives a bid that is equal to or greater than the Par Value, and sells all of the Trust Collateral to the Auction Purchaser at the Mortgage Loan Purchase Price; provided, however, that the Trust Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Auction Date unless the Trust Administrator reasonably believes that there is a reasonable likelihood of receiving a bid in excess of the Par Value.  The Trust Administrator shall give notice to the Rating Agencies and each Servicer that is servicing any of the Mortgage Loans of the sale of all of the Trust Collateral pursuant to this Section 11.01 (an “Auction Sale”) and of the Auction Date.  Notwithstanding anything to the contrary herein, the Auction Purchaser shall not be the Depositor or DLJMC or any of their respective affiliates.

SECTION 11.02

Determination of the Terminating Entity

(a)

If any Servicer intends to be the Terminating Entity, such party must give written notice to the Trust Administrator no later than twenty (20) days prior to the first day of the Optional Termination Notice Period.  Upon receiving such notice, the Trust Administrator shall immediately request from DLJMC and DLJMC shall deliver no later than seventeen (17) days prior to the first day of the Optional Termination Notice Period a letter indicating whether or not DLJMC retains the servicing rights to any Mortgage Loan.

(b)

With respect to the purchase of the Mortgage Loans, the Trust Administrator shall determine the “Terminating Entity” as follows:

(i) DLJMC, if it is the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date;

(ii) SPS, if (a) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date and (b) SPS is a Servicer with respect to any Mortgage Loan on the Optional Termination Date and SPS has given notice to the Trust Administrator pursuant to Section 11.02(a) above;

(iii) the Majority Servicer on the Optional Termination Date, if (a) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date and (b) SPS has not given notice to the Trust Administrator pursuant to Section 11.02(a) above.

(c)

No later than fifteen (15) days prior to the first day of the Optional Termination Notice Period, the Trust Administrator shall provide notice to each Servicer that is a servicer of any of the Mortgage Loans of the occurrence of the Optional Termination Notice Period and the identity of those parties who may be entitled to be the Terminating Entity.

SECTION 11.03

Procedure Upon Optional Termination or Auction Sale.

(a)

In case of any Optional Termination the Terminating Entity shall, no later than ten (10) days prior to the first day of the Optional Termination Notice Period notify the Trustee and Trust Administrator of such Optional Termination Date and of the applicable purchase price of the Mortgage Loans to be purchased.  Upon the purchase by the Terminating Entity of any Mortgage Loans pursuant to Section 11.01, the Trust Administrator shall notify each Servicer that is servicing any of such Mortgage Loans of such purchase.

(b)

Any purchase of the Mortgage Loans by the Terminating Entity shall be made on an Optional Termination Date by deposit of the applicable purchase price into the Certificate Account, as applicable, before the Distribution Date on which such purchase is effected.  Upon receipt by the Trust Administrator of an Officer’s Certificate of the Terminating Entity certifying as to the deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Terminating Entity execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Terminating Entity  to vest title in the Terminating Entity in the Mortgage Loans so purchased and shall transfer or deliver to the Terminating Entity the purchased Mortgage Loans.  Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trust Administrator subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Terminating Entity.

(c)

Any purchase of the Trust Collateral by the related Auction Purchaser shall be made on an Auction Date by receipt of the Trust Administrator of the related Mortgage Loan Auction Price from the Auction Purchaser, and deposit of the such Mortgage Loan Auction Price into the Certificate Account by the Trust Administrator before the Distribution Date on which such purchase is effected.  Upon deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Auction Purchaser execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Auction Purchaser to vest title in the Auction Purchaser in the Trust Collateral so purchased and shall transfer or deliver to the Auction Purchaser the purchased Trust Collateral.

(d)

Notice of the Distribution Date on which the Trust Administrator anticipates that the final distribution shall be made on a Class of Certificates (whether upon Optional Termination, Auction Sale or otherwise), shall be given promptly by the Trust Administrator by first class mail to Holders of the affected Certificates.  Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date, Auction Date or date of final distribution, as the case may be.  Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

(e)

In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trust Administrator shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

(f)

Notwithstanding anything to the contrary herein, the occurrence of an Optional Termination or Auction Sale shall be subject to, and shall in no way adversely affect the right of Bank of America to continue servicing and collecting its Servicing Fee for any Bank of America Serviced Mortgage Loan that remains outstanding at the time of such Optional Termination.

SECTION 11.04

Additional Termination Requirements.

(a)

In the event the Terminating Entity exercises an Optional Termination pursuant to Section 11.01(A) or an Auction Sale pursuant to Section 11.01(C), the REMIC holding the Mortgage Loans shall be liquidated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

within 90 days prior to the final Distribution Date set forth in the notice given by the Trust Administrator under Section 11.03, the Holder of the Class AR-L Certificates shall adopt a plan of complete liquidation of the Subsidiary REMIC; and

(ii)

at or after the time of adoption of any such plan of complete liquidation for the Subsidiary REMIC and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of such Subsidiary REMIC to the Terminating Entity for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of such REMIC prior to the close of that calendar quarter.

(b)

[Reserved].

(c)

By its acceptance of a Residual Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Master REMIC and the Subsidiary REMIC.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01

Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Modification Oversight Agent, the Special Servicer, the Servicers, the Seller, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders,

(i)

to cure any error or ambiguity,

(ii)

to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

(iii)

to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of any REMIC formed hereby as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of any REMIC formed hereby as a REMIC or adversely affect in any material respect the interests of any Certificateholder,

(iv)

in connection with the appointment of a successor servicer, to modify, eliminate or add to any of the servicing provisions, provided the Rating Agencies confirm the rating of the Certificates;

(v)

to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any amendment pursuant to this Section 12.01(a)(v) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates;

(vi)

Notwithstanding any other provision of this Agreement, no amendment shall be made affecting the rights of the Holders of the Class PP Certificates to receive Assigned Prepayment Premiums, including any amendment to Section 3.22, without the consent of 100% of the Holders of the Class PP Certificates; or

(vii)

to comply with the provisions of Regulation AB.

(b)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Modification Oversight Agent, the Special Servicer, the Servicers, the Seller, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in Section 11.01(A) relating to optional termination of the Trust Fund, (v) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in the last two paragraphs of Section 11.01 relating to an Auction Sale or (vi) modify the provisions of this Section 12.01.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

(c)

[Reserved]

(d)

As set forth in Section 12.01(d) of the Standard Terms.

(e)

As set forth in Section 12.01(e) of the Standard Terms.

(f)

As set forth in Section 12.01(f) of the Standard Terms.

(g)

As set forth in Section 12.01(g) of the Standard Terms.

(h)

 [Reserved]

(i)

As set forth in Section 12.01(i) of the Standard Terms.

(j)

 [Reserved]

SECTION 12.02

Recordation of Agreement; Counterparts.

As set forth in Section 12.02 of the Standard Terms.

SECTION 12.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.04

Intention of Parties.

As set forth in Section 12.04 of the Standard Terms.

SECTION 12.05

Notices.

In addition to other notices provided under this Agreement, the Trust Administrator shall notify the Rating Agencies in writing: (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is purchased in accordance with this Agreement.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Peter Sack (with a copy to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Bruce Kaiserman), (ii) in the case of the Trustee, the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee, (iii) in the case of Wells Fargo, as Master Servicer and as Trust Administrator, the Corporate Trust Office, or such other address as may be hereafter furnished to the Depositor and the Trustee by Wells Fargo in writing, (iv) in the case of DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman (with a copy to DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Pete Sack), or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing, (v) in the case of Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, 55 Water Street, New York, New York, Attention: Martin Kennedy, (vi) in the case of Moody’s Investors Service, 99 Church Street, New York, New York 10007, (vii) in the case of Fitch Ratings, One State Street Plaza, New York, New York 10004, (viii)  in the case of SPS, Select Portfolio Servicing, Inc, 3815 South West Temple, Salt Lake City, Utah, Attention: General Counsel, (ix) in the case of Wells Fargo, as a Servicer, to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA  50328-0001, Attention: John Brown, MAC X2302-033, with a copy to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA  50328-0001, Attention: General Counsel MAC X2401-06T, (x) in the case of UMS, Universal Master Servicing, LLC, 200 South Tryon Street, Suite 900, Charlotte, NC 28202, Attention: Michael Schlaff or such other address as may be hereafter furnished to the Depositor and the Trustee by UMS in writing, (xi) in the case of Bank of America, to Bank of America, National Association, 201 N. Tryon Street, Charlotte, NC  28255, Attention: Secondary Marketing Manager,  and (xii) in the case of any notice or notification required to be delivered by the Trust Administrator to the Depositor pursuant to Article XIII, to Credit Suisse First Boston Mortgage Securities Corporation via facsimile at (917) 362-7936 or via e-mail at bruce.kaiserman@credit-suisse.com.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

SECTION 12.06

Severability of Provisions.

As set forth in Section 12.06 of the Standard Terms.

SECTION 12.07

Limitation on Rights of Certificateholders.

As set forth in Section 12.07 of the Standard Terms.

SECTION 12.08

Certificates Nonassessable and Fully Paid.

As set forth in Section 12.08 of the Standard Terms.

SECTION 12.09

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(i)

borrow money or issue debt;

(ii)

merge with another entity, reorganize, liquidate or sell assets; or

(iii)

 engage in any business or activities.

Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Class Principal Balances of all of the Certificates are reduced to zero.

SECTION 12.10

Non-Solicitation.

As set forth in Section 12.10 of the Standard Terms.

ARTICLE XIII

EXCHANGE ACT REPORTING

As set forth in Article XIII of the Standard Terms.

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Modification Oversight Agent, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the first day of September 2007.

CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP., as Depositor

By: /s/ Kevin Steele

Name: Kevin Steele

Title: Vice President

DLJ MORTGAGE CAPITAL, INC., as Seller

By: /s/ Tim Kuo

Name: Tim Kuo

Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By: /s/ Christopher Furlow

Name: Christopher Furlow

Title: Assistant Vice President

SELECT PORTFOLIO SERVICING, INC., as Servicer, Special Servicer and Modification Oversight Agent

By: /s/ Timothy J. O’Brien

Name: Timothy J. O’Brien

Title: EVP of Operations

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Servicer

By: /s/ Christina M. Schmitt

Name: Christina M. Schmitt

Title: Vice President

UNIVERSAL MASTER SERVICING, LLC, as a Servicer

By: RMS Management Company, LLC

By: /s/ Michael Schlaff

Name: Michael Schlaff

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:/s/ Charles F. Pedersen

Name: Charles F. Pedersen

Title: Vice President

WELLS FARGO BANK, N.A., as Servicer

By: /s/ Laurie McGoogan

Name: Laurie McGoogan

Title: Vice President

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On this 28th day of September 2007, before me, personally appeared Kevin Steele, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities  Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/     B. Schuyler Edwards

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On the 28th day of September 2007 before me, personally appeared Tim Kuo, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ B. Schuyler Edwards

Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA

       )

: ss.:

COUNTY OF MECKLENBURG

       )

On the 28th of September 2007 before me, a Notary Public in and for said State, personally appeared Michael Schlaff known to me to be a Vice President of Universal Master Servicing L.L.C., that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Angela D. Rainey

Notary Public

[NOTARIAL SEAL]

 STATE OF MINNESOTA

)

: ss.:

COUNTY OF RAMSEY

)

On the 28th of September 2007 before me, a Notary Public in and for said State, personally appeared Charles F. Pedersen known to me to be a Vice President of U.S. Bank National Association, a New York banking corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Tiffany M. Jeanson

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND                  )

: ss.:

COUNTY OF HOWARD                   )

On the 28th September 2007 before me, a Notary Public in and for said State, personally appeared Christopher Furlow known to me to be an Assistant Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kellie Greer

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND                 )

: ss.:

COUNTY OF FREDERICK              )

On the 28th of September 2007 before me, a Notary Public in and for said State, personally appeared Laurie McGoogan known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/  Kathryn E. Curtis

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On the 26th of September 2007 before me, a Notary Public in and for said State, personally appeared Christina M. Schmitt known to me to be a Vice President of Bank of America, National Association, Inc., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ E. Blair Autrey

Notary Public

[NOTARIAL SEAL]

STATE OF UTAH

)

: ss.:

COUNTY OF SALT LAKE

)

On the 27th of September 2007 before me, a Notary Public in and for said State, personally appeared Timothy J. O’Brien known to me to be an EVP of Operations of Select Portfolio Servicing, Inc., the Utah corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Carmen Barraza

Notary Public

[NOTARIAL SEAL]